EXHIBIT 99

For Immediate Release January 14, 2011	Contacts: Debbie Hancock (Investor Relations) 401-727-5401
Wayne S. Charness (News Media) 401-727-5983

Hasbro Announces Preliminary Results for the Fourth Quarter

and Full-Year 2010

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Company expects to report its tenth consecutive year of earnings per share growth;

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Company expects a decline in the fourth quarter and full-year U.S. and Canada segment net revenues to be partially offset by increased net revenues in the International segment for both the fourth quarter and full-year;

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Company reaffirms 2011 guidance;

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Company to report final fourth quarter and full-year results on Monday, February 7, 2011.

Pawtucket, RI (January 14, 2011) -- Hasbro, Inc. (NASDAQ: HAS) today announced, based on preliminary full-year results, it will report full-year 2010 revenues of approximately $4.0 billion compared to $4.07 billion in 2009.  For the fourth quarter 2010, the Company anticipates revenues to be approximately $1.3 billion compared to $1.4 billion in 2009.   The Company expects to report a decline in the U.S. and Canada segment net revenues in the fourth quarter and full-year 2010, partially offset by increased net revenues in the International segment for both the fourth quarter and full-year.

The Company expects earnings per diluted share for 2010, inclusive of its television investments, to grow versus the $2.48 per diluted share reported for 2009.  However, excluding a favorable tax adjustment of $21.2 million, or $0.14 per diluted share, recorded during the first quarter 2010, the year-over-year earnings per diluted share increase is expected to be modest.

“For 2010, we anticipate reporting our tenth consecutive year of earnings per share growth.  We no longer believe we will grow revenues for the year due to a slowdown in U.S. consumer demand, which we experienced late in the fourth quarter,” said Brian Goldner, Hasbro’s President and Chief Executive Officer.  “In 2010, we had a number of strong product initiatives, good growth internationally, including in the emerging markets, and we continued to unlock the global potential of our brands while tightly managing our expenses. Collectively, these factors are contributing to our expected growth in earnings per share for 2010 despite reduced revenues.

“Looking ahead, we are confident our brand innovation and strong entertainment initiatives should enable us to deliver both revenue and earnings per share growth in 2011,” said Goldner.

Fourth Quarter and Full-Year 2010 Earnings Conference Call

The Company will provide more detailed information about its fourth quarter and full-year results on Monday, February 7, 2011 on its regularly scheduled financial results announcement and conference call.  The call will be held at 8:30 AM the same day and the webcast will be available to investors and the media on Hasbro's Investor Relations home page at http://investor.hasbro.com.  A replay of the call will be available at the same location approximately 2 hours following completion of the call.

Certain financial and statistical information included in the webcast, such as information required by Regulation G, will be available at the time of the webcast in the “Press Releases” section of Hasbro’s website at www.hasbro.com, under “Investor Relations.”

About Hasbro

Hasbro, Inc. (NASDAQ: HAS) is a branded play company providing children and families around the world with a wide-range of immersive entertainment offerings based on the Company’s world class brand portfolio.  From toys and games, to television programming, motion pictures, video games and a comprehensive licensing program, Hasbro strives to delight its customers through the strategic leveraging of well-known and beloved brands such as TRANSFORMERS, LITTLEST PET SHOP, NERF, PLAYSKOOL, MY LITTLE PONY, G.I. JOE, MAGIC: THE GATHERING and MONOPOLY.  The Hub, Hasbro’s multi-platform joint venture with Discovery Communications (NASDAQ: DISCA, DISCB, DISCK) launched on October 10, 2010. The online home of The Hub is www.hubworld.com. The Hub logo and name are trademarks of Hub Television Networks, LLC. All rights reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s performance in 2010 and potential performance in 2011, including with respect to its revenues and earnings per share, and the Company’s ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) global economic conditions, including recessions, credit crises or other economic shocks or downturns which can negatively impact the retail and/or credit markets, the financial health of the Company’s retail customers and consumers, and consumer and business confidence, and which can result in lower employment levels, less consumer disposable income, and lower consumer spending, including lower spending on purchases of the Company’s products, (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt, (iv) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of disease which affect public health and the movement of people and goods, and other factors, including government regulations,  which can create potential manufacturing and transportation delays or impact costs, (v) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (vi) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers; (vii) greater than expected costs, or unexpected delays or difficulties, associated with the Company’s investment in its joint venture with Discovery Communications, LLC, the rebranding of the joint venture network, development of Hasbro Studios, and the creation of new content to appear on the network and elsewhere, (viii) consumer interest in and acceptance of the joint venture network, and programming created by Hasbro Studios, and other factors impacting the financial performance of the joint venture and Hasbro Studios, (ix) the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (x) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (xi) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xii) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xiii) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xvi) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xvii) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

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